UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2007

Commission File Number: 333-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

     5450 152nd Street, Suite 105,
Surrey, British Columbia, Canada, V3S 5J9
(Address of principal executive offices)

(778) 571-0880
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2007 Novori Inc. (the “Company”) entered into shareholder agreements with Harold Schaffrick, director, President and Chief Executive Officer, and Mark Neild, director and Chief Financial Officer (the “Shareholder Agreements”).

Under the Shareholder Agreements, Harold Schaffrick and Mark Neild (the “Shareholders”) will convert each convert 9,500,000 common shares (for a total of 19,000,000 common shares) into Series A Convertible Preferred Stock on a one for one basis. No other consideration would be paid in accordance with these transactions.

Item 3.03 Material Modification to Rights of Security Holders.

On June 12, 2007, the Board of Directors of the Company approved a resolution adopting a Certificate of Designation for Series A Convertible Preferred Stock (the “Certificate of Designation”).

The material terms of the Certificate of Designation are as follows:

1.	The Certificate of Designation authorizes the issuance of a series of 19,000,000 shares of Series A Convertible Preferred Stock of the Company.

2.

The Certificate of Designation allows the holders to convert their Series A Convertible Preferred Stock into common stock at a rate of one share of Series A Convertible Preferred Stock for one share of common stock. The holders' cannot convert the Series A Convertible Preferred Stock into common stock until after June 12, 2009.

3.

At any annual or special meeting of the shareholders, the Series A Preferred Stock shall carry equal voting power as the shares of the Company’s common stock. The Series A Preferred stock holders may act by written consent in the same manner as common stock holders, and in any event, each share of Series A Preferred Stock shall entitle the holder to one vote on all matters submitted to a vote of the Company’s common stock holders.

4.

For so long as shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding series A preferred stock shall be necessary for effecting or validating the following actions:

(i)

Any amendment, alteration, or repeal of any provision of the Company’s Certificate of Incorporation or Bylaws or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred Stock, subject to the Certificate of Designation; or

	(ii)	Any increase in the authorized number of shares of Series A Preferred Stock.

5.

In regards to dividend and distributions, the holders of Series A Preferred Stock are entitled to receive dividends only where a dividend is declared contemporaneously, and of the same value, to the holders of common stock.

The approval of the Certificate of Designation by the Board of Directors of the Company complies with the Company’s Certificate of Incorporation. The Certificate of Incorporation states that the powers, preferences, rights, qualifications, limitations and restrictions on the shares that the Company is authorized to issue can be determined by the Board of Directors, without further action by the holders of the common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

4.1	Certificate of Designation for Series A Convertible Preferred Stock, dated June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	NOVORI INC.
(Registrant)

	By:	/s/ Harold Schaffrick
President and Chief Executive Officer